Exhibit 99.2

Vistula Communications Services, Inc.

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements give effect to the acquisition of Goodman Blue Limited (“Goodman Blue”). The acquisition was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standard (SFAS) No. 141, Business Combinations (“SFAS 141”). Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma consolidated financial statements, is allocated to the net tangible and intangible assets of the Goodman Blue business acquired, based on their fair values as of the completion of the acquisition. The allocation has been based on a preliminary valuation as determined by the management of Vistula Communications Services, Inc. (“Vistula” or the “Company”).

The unaudited pro forma consolidated balance sheet as of September 30, 2006 gives effect to the acquisition as if it occurred on September 30, 2006. Vistula’s consolidated balance sheet information was derived from its unaudited consolidated balance sheet as of September 30, 2006, which was filed in the Company’s Form 10-QSB on November 14, 2006. Goodman Blue’s balance sheet was derived from the nine month period ended September 30, 2006.  The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2006 is presented as if the acquisition was consummated on January 1, 2006 and combines the Company’s unaudited historical results for the nine months ended September 30, 2006, filed in the Company’s Form 10-QSB on November 14, 2006, with Goodman Blue’s unaudited results for the nine months ended September 30, 2006. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 is also presented as if the acquisition was consummated on January 1, 2005 and, due to the different fiscal period ends for the Company and Goodman Blue, combines the Company’s historical results for the year ended December 31, 2005, which were derived from the audited consolidated financial statements for the year ended December 31, 2005, and Goodman Blue’s audited results for the twelve months ended October 31, 2005, included as Exhibit 99.1 of this Form 8-K/A.

The unaudited pro forma consolidated financial statements have been prepared by the Company’s management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and Goodman Blue been a combined company during the specified period. The pro forma adjustments are based on the information available at the time of the preparation of the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the Company’s historical consolidated financial statements filed as part of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005; the Company’s unaudited historical consolidated financial statements filed as part of the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006; and Goodman Blue’s audited financial statements for its fiscal year ended October 31, 2005, included as Exhibit 99.1 of this Form 8-K/A.

Further, the unaudited pro forma consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as the Company’s management is in the process of making these assessments and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance or relocation costs related to employees of Goodman Blue, and/or other costs associated with exiting activities of Goodman Blue that would affect amounts in the pro forma consolidated financial statements. In addition, we may incur significant restructuring charges upon completion of the acquisition or in subsequent quarters for severance or relocation costs related to the Company’s employees.

There are no intercompany balances or transactions between the Company and Goodman Blue. Certain reclassifications have been made to conform the historical amounts of Goodman Blue to the Company’s presentation.

These unaudited pro forma consolidated financial statements have been prepared based on preliminary estimates of fair values. They do not include liabilities resulting from integration planning which are not presently estimable as discussed above. The actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma consolidated financial statements.

For purposes of the accompanying unaudited pro forma combined financial statements, amounts denominated in British Pounds in Goodman Blue’s financial statements have been converted into United States Dollars using the September 30, 2006 exchange rates for purposes of the balance sheet and the average exchange rates applicable to the nine months ended September 30, 2006, and the twelve months ended October 31, 2005, for purposes of the statements of operations. The table below shows the average U.S. Dollar/ British Pound exchange rate for the periods shown, based on the interbank market exchange rate expressed in U.S. dollars per one British Pound.

	Exchange Rate	Average Exchange Rate
	September 30, 2006	For the Nine Months Ended September 30, 2006	For the Year Ended October 31, 2005
Currency	US Dollar	US Dollar	US Dollar
One British Pound	1.87260	1.87487	1.84657

VISTULA COMMUNICATIONS SERVICES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2006
(UNAUDITED)

	Historical
	Vistula	Goodman Blue	Adjustments (1)		Consolidated

Assets
Current assets:
Cash and cash equivalents	$547,188	$459,476	$—		$1,006,664
Accounts receivable	169,443	489,693	—		659,136
Prepaid expenses and other current assets	393,381	—	—		393,381
Total current assets	1,110,012	949,169	—		2,059,181

Property and equipment, net	2,136,994	9,313	—		2,146,307
Deferred financing costs	401,293	—	—		401,293
Intangible assets	24,965,229	—	2,213,774	(d)	27,179,003
Other assets	30,198	—	—		30,198
Total assets	$28,643,726	$958,482	$2,213,774		$31,815,982

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,143,466	$402,204	$78,000	(c)	$1,623,670
Acquisition payable	—	—	2,500,000	(a)	2,500,000
Accrued expenses	602,458	153,857	—		756,315
Convertible promissory note to related party	175,000	—	—		175,000
Notes payable	—	214,568	—		214,568
Total current liabilities	1,920,924	770,629	2,578,000		5,269,553

Notes payable	—	19,507	—		19,507
Convertible debentures	5,726,260	—	—		5,726,260
Total liabilities	7,647,184	790,136	2,578,000		11,015,320

Stockholders' equity
Common stock	64,464	84,815	(84,815	)(b)	64,464
Additional paid-in capital	51,540,309	—	(202,228	)(b)	51,338,081
Accumulated earnings (deficit)	(30,477,997)	77,183	(77,183	)(b)	(30,477,997)
Accumulated other comprehensive income (loss)	(130,234)	6,348	—		(123,886)
Total stockholders' equity	20,996,542	168,346	(364,226)		20,800,662
Total Liabilities and Stockholders' Equity	$28,643,726	$958,482	$2,213,774		$31,815,982

VISTULA COMMUNICATIONS SERVICES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(UNAUDITED)

	Historical
	Vistula	Goodman Blue*	Adjustments	Consolidated

Net revenues	$749,337	$1,127,817	$—	$1,877,154

Cost of revenues	1,166,736	134,410	—	1,301,146

Gross margin (loss)	(417,399)	993,407	—	576,008

Operating expenses:
Selling, general and administrative expenses	12,398,107	1,039,785	—	13,437,892
Research and development	167,561	—	—	167,561
Total operating expenses	12,565,668	1,039,785	—	13,605,453

Income (loss) from operations	(12,983,067)	(46,378)	—	(13,029,445)

Interest (expense), net	(917,931)	(9,369)	—	(927,300)

Income (loss) before provision for income taxes	(13,900,998)	(55,747)	—	(13,956,745)

Provision for income taxes	—	488	—	488

Net income (loss)	$(13,900,998)	$(56,235)	$—	$(13,957,233)

Net loss per common share basic and diluted	$(0.30)	$ n/a	$ n/a	$(0.30)

Weighted-average basic and diluted shares outstanding	47,118,162	n/a	n/a	47,118,162

*                    Due to the different fiscal period ends for the Company and Goodman Blue, the historical results for Goodman Blue are for the fiscal year ended October 31, 2005, which were derived from the audited financial statements for the fiscal year ended October 31, 2005 included as Exhibit 99.1 in this Form 8-K/A.

VISTULA COMMUNICATIONS SERVICES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

	Historical
	Vistula	Goodman Blue	Adjustments	Consolidated

Net revenues	$840,457	$2,462,961	$—	$3,303,418

Cost of revenues	1,008,227	207,423	—	1,215,650

Gross margin (loss)	(167,770)	2,255,538	—	2,087,768

Selling, general and administrative expenses	10,770,524	2,160,983	—	12,931,507

Income (loss) from operations	(10,938,294)	94,555	—	(10,843,739)

Interest (expense), net	(1,243,708)	(7,279)	—	(1,250,987)

Income (loss) before provision for income taxes	(12,182,002)	87,276	—	(12,094,726)

Provision for income taxes	—	11,595	—	11,595

Net income (loss)	$(12,182,002)	$75,681	$—	$(12,106,321)

Net loss per common share basic and diluted	$(0.45)	n/a	n/a	$(0.45)

Weighted-average basic and diluted shares outstanding	26,822,678	n/a	n/a	26,822,678

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

On October 11, 2006, the Company entered into and closed a purchase agreement pursuant to which the Company agreed to acquire all of the outstanding share capital of Goodman Blue Limited (“Goodman Blue”).  Goodman Blue is located in Grantham, United Kingdom.

Pursuant to the purchase agreement, the Company agreed to purchase all of the outstanding shares of Goodman Blue for consideration consisting of 2,500,000 shares (“Shares”) of the Company’s common stock, $.001 par value per share, subject to an option to require Vistula to repurchase the Shares for an aggregate purchase price of $2,500,000 in certain circumstances.

The estimated value of the aggregate purchase price to acquire Goodman Blue is $2,500,000, which is the requirement of Vistula to repurchase the Shares from the seller should the seller option for the cash value of the shares.  Estimated direct transaction expenses of $78,000 have been included as a part of the total purchase cost.

The cost to acquire Goodman Blue will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price, if any, being allocated to goodwill. The fair value of the acquired assets and liabilities will be based upon management’s valuation.

The preliminary estimated total purchase cost of Goodman Blue is as follows:

Amount
Value of securites issued	$2,500,000
Estimated transaction costs and expenses	78,000
Liabilities assumed	474,307
3,052,307
Identifiable assets	(656,420)
$2,395,887

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to the net tangible and intangible assets of Goodman Blue based on their estimated fair values as of the date of the completion of the acquisition. Based on information currently available, and subject to potentially material changes upon further valuation by management after completion of the acquisition and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows:

Amount
Current assets acquired	$647,160
Tangible assets acquired	9,260
Current liabilities assumed	(454,912)
Other liabilities assumed	(19,395)
Intangible assets acquired*	2,213,774
Total preliminary purchase price allocation:	$2,395,887

*                    The Company’s management is in the process of evaluating the useful life and values of the intangible assets.

Of the total estimated purchase price, a preliminary estimated amount of approximately $2.2 million has been allocated to intangible assets. In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets(“SFAS 142”), intangible assets will be amortized over the estimated useful lives.  In the event that the Company’s management determines that the value of intangibles has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2.   PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to the net tangible and intangible assets of Goodman Blue to a preliminary estimate of their fair values and to reflect the amortization expense related to the estimated amortizable intangible assets.

There are no intercompany balances or transactions between the Company and Goodman Blue. Certain reclassifications have been made to conform the historical amounts of Goodman Blue to the Company’s presentation.

The unaudited pro forma consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as the Company’s management is in the process of making these assessments and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance or relocation costs related to the employees of Goodman Blue, costs of vacating certain leased facilities of Goodman Blue, or other costs associated with exiting activities of Goodman Blue that would affect amounts in the pro forma financial statements. In addition, the Company may incur significant restructuring charges upon completion of the acquisition or in subsequent quarters for severance or relocation costs related to employees and other costs associated with exiting activities. When recorded, these costs will be charged to operations.

The pro forma adjustments included in the unaudited pro forma  consolidated financial statements are as follows:

(a)           Adjustment to record the purchase price of 2,500,000 shares of common stock, par value $0.001, which is subject to an option held by the seller to receive $2,500,000 in cash as per the terms of the purchase agreement.

(b)           Adjustment to eliminate the historical shareholder’s equity of Goodman Blue.

(c)           Adjustment to record incurred transaction costs and estimated remaining transaction costs.

(d)           Adjustment to reflect a preliminary estimated of value of intellectual property acquired.

(e)           Proforma basic and diluted net loss per share are based on the weighted number of shares of our common stock outstanding.  The issuance of the 2,500,000 common shares has been excluded from the calculation due to the option held by the seller for the purchase price in cash of $2,500,000 instead of 2,500,000 common shares.